AGREEMENT OF MERGER
                         -------------------

     This Agreement of Merger (this "Merger Agreement') dates as of June 5, 2000, is entered into by and among Paradigm Medical Industries, Inc., a Delaware corporation "Paradigm" or the "Buyer"), Paradigm Subsidiary, Inc., a Utah corporation and wholly owned subsidiary of Paradigm ("Subsidiary") and Vismed, Inc., d/b/a Dicon, a California corporation ("Dicon") (Paradigm, Subsidiary, and Dicon collectively, the "Parties").

                        W I T N E S S E T H :

     WHEREAS, prior to the execution of this Merger Agreement, Paradigm, Subsidiary and Dicon have entered into an Agreement and Plan of Reorganization of even date herewith (the "Plan of Reorganization") providing for certain representations, warranties, and agreements in connection with the transaction contemplated; and

     WHEREAS, the boards of directors of Paradigm, Subsidiary and Dicon have approved the acquisition of Dicon by Paradigm; and

     WHEREAS, the boards of directors of Paradigm, Subsidiary and Dicon have approved the merger of Subsidiary into Dicon (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization and pursuant to which Dicon will become a wholly owned subsidary of Paradigm; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code")

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                              ARTICLE 1

                             DEFINITIONS

1.1 Certain Terms Defined. The terms defined in the Plan of Reorganization shall for all purposes of this Merger Agreement have the meanings specified in the Plan of Reorganization, unless the context expressly or by necessary implication otherwise requires.

                             ARTICLE 2

                         AGREEMENT TO MERGE

2.1 Agreement to Merge. In accordance with the provision of Section 16-10a-1101 et seq. of the Utah Revised Business Corporation Act and Section 1100 et seq. of the California Corporations Code, at the Effective Time of the Merger Subsidiary shall be merged with and into Dicon upon the terms and conditions of this Merger Agreement and the Plan of Reorganization. Pursuant to such Merger:

   (a) The separate existence of Subsidiary shall cease in accordance with the provisions of Section 16-10a-1106 of the Utah Revised Business Corporation Act and Section 1100 et seq. Of the California Corporations Code.

   (b) Dicon will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the State of California, and the separate corporate existence of Dicon and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the laws of the State of California, will continue unaffected by the Merger.

   (c) The shares of Dicon Common owned by Dicon's shareholders immediately prior to the Effective Time of the Merger shall be converted into Paradigm Common in accordance with the terms and conditions of this Merger Agreement and the Plan of Reorganization.

   (d) The Dicon Options owned by Optionholder immediately prior to the Effective Time of the Merger shall be converted into Paradigm Options in accordance with the terms and conditions of this Merger Agreement and the Plan of Reorganization.

   (e) The shares of Subsidiary Common owned by Paradigm immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Paradigm, automatically be converted into Dicon Common so that, following such conversion, Dicon shall be a wholly owned subsidiary of Paradigm.

2.2 Conversion of Dicon Common into Paradigm Common.
   (a)(1) The total amount of Paradigm Common to be delivered by Paradigm to the holders of Dicon Common, pro rata to their respective share ownership, shall be 921,500 shares, subject to adjustment as described below (such amount as adjusted, the "Merger Consideration"). In addition, Paradigm shall deliver, on the Closing Date, 22,500 shares of Paradigm Common to Mark R. Miehle, President and Chief Executive Officer of Dicon, representing a transaction fee in connection with the Merger.he Merger Consideration shall be provided by Paradigm through Subsidiary and by virtue of Subsidiary's merger with and into Dicon. Each share of Dicon Common issued and outstanding immediately prior to the

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

Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and converted into the right to receive an amount per share equal to the Merger Consideration divided by the total number of shares of Dicon Common issued and outstanding at the Effective Time of the Merger, rounded to the nearest whole share (such amount, the "Per Share Amount"). Each holder of a share or shares of Dicon Common immediately prior to the Effective Time of the Merger shall be virtue of the Merger and without any action on the part of such holder cease being a shareholder of Dicon and automatically be converted into a shareholder of Paradigm in an amount equal to the number of shares of Dicon Common held of record by such holder at such time multiplied by the Per Share Amount. Rights of dissenting shareholders are described in Section 2.3.

   (a)(2) Each Dicon Option outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Optionholder, automatically be converted into the option to purchase Paradigm Common (a "Paradigm Option"). The terms and provisions of the Paradigm Option shall be the same as the terms and provisions of the Dicon Option except that:

       (i) the number of shares of Paradigm Common which may be purchased pursuant to each Paradigm Option shall be determined by multiplying the number of shares of Dicon Common covered by the applicable Dicon Option times the Per Share Amount, and

       (ii) the purchase price for each share of Paradigm Common covered by the Paradigm Option shall be determined by dividing the purchase price for each share of Dicon Common covered by the applicable Dicon Option by the Per Share Amount.


   (b) The Merger Consideration shall be delivered to the Disbursing Agent as follows:

       (i) No later than 10:00 a.m. (Mountain Standard Time) on the Closing Date, paradigm and Subsidiary shall deliver the Merger Consideration to the Disbursing Agent.

       (ii) Promptly after the Effective Time of the Merger, and in accordance with Section 2.3 hereof, the Disbursing Agent shall deliver to the holders of Dicon Common at the Effective Time of the Merger, the Merger Consideration in the proportion set forth in Section 2.2(a)(1) hereof.

2.3 Delivery of Certificates for Paradigm Common and Surrender of Certificates for Dicon Common. All deliveries of Merger Consideration to be made to the shareholders of Dicon Common shall be made by delivery of a certificate of Paradigm Common by the Disbursing Agent to and in the name of each holder of Dicon Common or its designated agent or transferee. After the Effective Time of

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

the Merger, there shall be no further registry of transfers in respect of Dicon Common. Promptly after the Effective Time of the Merger, Paradigm will cause the Disbursing Agent to send a notice and a transmittal form to each holder of record of Dicon Common immediately prior to the Effective Time of the Merger advising such holders of the terms of the Merger Consideration to be effected in connection with the Merger, the procedure for delivery to such shareholder of the amount of Paradigm Common stock which such holder is entitled pursuant to the terms hereof and the Plan of Merger. If any such Paradigm Common is to be delivered to a name other than that in which the stock certificate is registered, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such Paradigm Common shall pay to the Disbursing Agent any transfer or other fees required by reason of the deliver to any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Disbursing Agent that such fee has been paid or is not applicable.

2.4 Dissenting Shareholders. The duties and rights of a dissenting shareholder of Dicon Common, as well as the duties and rights of the Surviving Corporation shall be as provided in the Utah Revised Business Corporation Act and the California Corporations Code. If any such shareholder shall not perfect his rights as a dissenting shareholder under Section 1300 et seq. of the California Corporations Code, or such shareholder shall thereafter withdraw such election or otherwise become bound by the provisions of this Agreement and the Plan of Merger pursuant to the California Corporations Code, the amount of Paradigm Common delivered to the Disbursing Agent with respect to such shareholder shall be delivered by the Disbursing Agent to such shareholder in exchange for the certificates representing such shareholder's shares of Dicon Common. If any such shareholder thereafter receives payment for such shareholder's shares as provided in the California Corporation Code the Disbursing Agent shall return to the Surviving Corporation those shares of Paradigm Common which the Disbursing Agent had been holding as due to such shareholder pursuant to the Plan of Merger.

2.5  Surviving  Corporation.  Except  as  provided  otherwise  in  the  Plan  of
Reorganization:

   (a) The Articles of Incorporation of Dicon as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

   (b) the Bylaws of Dicon as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

   (c) from and after the Effective Time, the Board of Directors and officers of Paradigm shall be the Board of Directors and officers of the Surviving Corporation.

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

2.6 Effectiveness of Merger. The Merger shall become effective at the Effective Time of the Merger as defined in the Plan of Reorganization.

                            ARTICLE   3

                           MISCELLANEOUS

3.1 Termination. This Merger Agreement shall terminate in the event of and upon termination of the Plan of Reorganization.

3.2 Prior Agreements; Modifications. This Merger Agreement and the Plan of Reorganization constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Agreement may be amended by an instrument in writing signed by each of Dicon, Subsidiary and Paradigm ; provided, however, that no such amendment entered into without the written consent of the shareholders of Dicon may decrease the Merger Consideration.

3.3 Captions and Table of Contents. The captions and table of contents in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement.

3.4 Governing Law. The terms of this Merger Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Delaware without regard to its conflicts of law principles.

3.5 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

3.6 Severability. If any clause, provision, or section of this Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

3.7 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, by reputable express courier, or by facsimile transmission. The addresses or facsimile telephone numbers to which such communications shall be sent are as follows:

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

If to Dicon:
   10373 Roselle Street
   San Diego, California 92121
   Attention: Mark R. Miehle, President and
   Chief Executive Officer
   Facsimile Number:

   With a copy to:

   Luce, Forward, Hamilton & Scripps LLP
   600 West Broadway, Suite 2600
   San Diego, California 92101
   Attention: Dennis J. Doucette, Esq.
   Facsimile Number: (619) 232-8311

If to Paradigm:

   2355 South 1070 West
   Salt Lake City, Utah  84119
   Attention: Thomas F. Motter, President and
   Chief Executive Officer
   Facsimile Number: (801) 977-8973

   With a copy to:

   Mackey, Price & Williams
   170 South Main Street, Suite 900
   Salt Lake City, Utah  84101-1655
   Attention: Randall A. Mackey, Esq.
   Facsimile Number: (801) 575-5006

If to the Disbursing Agent:

   Mackey, Price & Williams
   170 South Main Street, Suite 900
   Salt Lake City, Utah  84101-1655
   Attention: Randall A. Mackey, Esq.
   Facsimile Number: (801) 575-5006

or to such other address or facsimile telephone number as any party may from time to time designate to the others in writing.

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

3.8 Waiver. The performance of any covenant or agreement or the fulfillment of any condition of this Merger Agreement by Dicon, Subsidiary or Paradigm may be expressly waived only in writing by the other parties. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Dicon, Subsidiary or Paradigm in exercising any right, power, or privilege under this Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

   IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has duly executed this Merger Agreement as of the date first written above.

                                               VISMED, INC., d/b/a DICON


                                               By: /s/ Mark R. Miehle
                                                   -----------------------
                                               Mark R. Miehle, President and
                                               and Chief Executive Officer

                                               PARADIGM MEDICAL INDUSTRIES, INC.


                                               By: /s/ Thomas F. Motter
                                                   -----------------------
                                               Thomas F. Motter, President and
                                               Chief Executive Officer

                                               PARADIGM SUBSIDIARY, INC.

                                               By: /s/ Thomas F. Motter
                                                   -----------------------
                                               Thomas F. Motter, President and
                                               Chief Executive Officer

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